STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is entered into as of July 12, 2006, by and between Hirsch International Corp., a Delaware corporation ("Hirsch"), and Sheridan Square Entertainment, Inc., a Delaware corporation ("SSE"). Hirsch and SSE are referred to collectively herein as the "Parties".

     In consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. Purchase and Sale of Stock. Contemporaneous with, and effective upon, the execution of this Agreement, SSE hereby purchases from Hirsch, and Hirsch hereby sells to SSE, 40 shares of Series B Convertible Participating Preferred Stock of SSE currently held of record by Hirsch together with all payment-in-kind dividends, whether or not issued (the "Purchased Stock") for an aggregate purchase price of $1,200,000 (the "Purchase Price").

     2. Payment of Purchase Price. SSE shall deliver to Hirsch by no later than October 31, 2006, an amount equal to the Purchase Price by wire transfer of immediately available funds to an account designated by Hirsch.

     3. Representations and Warranties of Hirsch. Hirsch hereby represents and warrants to SSE that:

     (a) Purchased Stock. Hirsch owns of record and beneficially the Purchased Stock. Upon consummation of the transactions contemplated hereby in accordance with the terms hereof, SSE shall acquire the Purchased Stock free and clear of any mortgage, pledge, lien, encumbrance, charge, or other security interest.

     (b) Hirsch is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (c) This Agreement has been authorized by all necessary corporate action on the part of Hirsch and constitutes the legal, valid and binding obligation of Hirsch, enforceable against Hirsch in accordance with its terms.

     (d) The execution, delivery and performance of this Agreement by Hirsch does not and will not (with or without notice and the lapse of time) contravene, conflict with or result in a violation or breach of (i) Hirsch's certificate of incorporation or bylaws; (ii) any contract, agreement or understanding to which Hirsch is a party; and (iii) any applicable law, rule or regulation.

     4. Representations and Warranties of SSE. SSE hereby represents and warrants to Hirsch that:

     (a) SSE is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) This Agreement has been authorized by all necessary corporate action on the part of SSE and constitutes the legal, valid and binding obligation of SSE, enforceable against SSE in accordance with its terms.

     (c) The execution, delivery and performance of this Agreement by SSE does not and will not (with or without notice and the lapse of time) contravene, conflict with or result in a violation or breach of (i) SSE's certificate of incorporation or bylaws; (ii) any contract, agreement or understanding to which SSE is a party (other than contracts, agreements or understandings that require consent from third parties that will be obtained by SSE); and (iii) any applicable law, rule or regulation.

     5. Further Assurances. In case at any time after the date hereof any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

     6. Covenants of SSE. Until full payment of all amounts due Hirsch hereunder, SSE shall not:

     (a) declare or pay any dividend or make any distribution of cash or assets on, or redeem, purchase or otherwise acquire shares of capital stock;

     (b) other than indebtedness in the aggregate amount not to exceed $26,000,000 incurred by SSE and its subsidiaries in favor of DB Zwirn Credit Opportunities Fund, L.P. in connection with the refinancing of the existing indebtedness of SSE pursuant to that certain Credit Agreement dated as of December 10, 2004 (as amended) between SSE, certain of its subsidiaries and Fortress Credit Opportunities I LP, incur any debt or indebtedness outside of the ordinary course of business, or encumber or grant any security interest in any of its assets unless the proceeds resulting therefrom are paid to Hirsch to satisfy the Purchase Price;

     (c) other than in connection with the any equity financings consummated by SSE for an aggregate amount of $5,000,000, issue for cash any capital stock or securities convertible into the capital stock of SSE unless the proceeds resulting therefrom are paid to Hirsch to satisfy the Purchase Price; or

     (d) take any action outside of the ordinary course of business, other than the acquisition by SSE of the catalogue of original sound recordings and other assets of Spitfire Records division of Eagle Rock Entertainment Limited.

     7. Default. In the event of a default in the payment of the Purchase Price by SSE, interest shall accrue on the unpaid portion of the Purchase Price at the rate of eighteen (18%) percent per year.

     8. Mutual Releases. Each Party hereby irrevocably waives, discharges, and releases any an all claims, causes of action or liabilities, whether known or unknown, arising from any matter whatsoever (that may have occurred on or prior to the date of this Agreement) which such Party has or might have against any other Party and/or any other Party's affiliates, subsidiaries, parent entities, officers and/or directors other than any claims arising under this Agreement or the transactions contemplated hereunder.

     9. Miscellaneous.

     (a) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the Parties and their respective successors and permitted assigns.

     (b) Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (c)   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (d) Headings. The section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     (e) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     (f) Amendments. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties.

     (g) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (h) Expenses. Each Party shall bear and be responsible for the costs and/or expenses (including legal fees and expenses) incurred by such Party in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, in the event of a default of SSE's obligations hereunder, SSE shall pay Hirsch all reasonable costs and expenses (including reasonable attorneys fees) associated and incurred in connection with the enforcement of Hirsch's rights hereunder, and collection of any amounts due Hirsch.

     (i) Succession and Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written of the other Party.

     (j) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation.

                                 ***************

     IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first above written.

                                    SHERIDAN SQUARE ENTERTAINMENT, INC.


                                    By:  /s/ Joseph Bianco
                                         -----------------------------------
                                         Name: Joseph Bianco
                                         Title:   Chief Executive Officer



                                    HIRSCH INTERNATIONAL CORP.


                                    By:  /s/ Beverly Eichel
                                         -------------------------------------
                                         Name: Beverly Eichel
                                         Title: Executive Vice President and
                                                Chief Financial Officer